Exhibit 77(q)(1)(e)(2)

                              SCHEDULE OF APPROVALS

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                         ING VP NATURAL RESOURCES TRUST

                                       and

                              ING INVESTMENTS, LLC

                                          Annual Investment Management Fee
                                          --------------------------------
Series                             (as a percentage of average daily net assets)
------

ING VP Natural Resources Trust                          1.00%